CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in this Registration Statement on Form S-8 of our report dated October 31, 1997 relating to the financial statements of Universal Express, Inc. (Formerly known as Packaging Plus Services, Inc.) as of June 30, 1997 and for the year then ended.



                                           /s/ Feldman Sherb Ehrlich & Co., P.C.
                                           -------------------------------------
                                           Feldman Sherb Ehrlich & Co., P.C.
                                           Certified Public Accountants
                                           (Formerly Feldman Radin * Co., P.C.)
New York, New York
September 16, 1998